UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 13, 2013
Date of report (date of earliest event reported)

LPL Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

75 State Street
Boston MA 02109
(Address of principal executive offices) (Zip Code)

(617) 423-3644
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 13, 2013, LPL Financial Holdings Inc. (“Financial Holdings” and collectively with its direct and indirect subsidiaries, the “Company”) entered into a separation agreement (the “Separation Agreement”) among Financial Holdings, LPL Holdings, Inc. (“Holdings”), LPL Financial LLC (“LPL Financial”), NestWise LLC (“NestWise”) and Esther Stearns (“Ms. Stearns”).
The Separation Agreement sets forth the terms and conditions of Ms. Stearns' separation from the Company, effective as of September 13, 2013, in connection with the decision to close NestWise, a wholly owned subsidiary of Holdings and an indirect subsidiary of Financial Holdings. Ms. Stearns served as the Chief Executive Officer of NestWise pursuant to an employment agreement, dated December 20, 2012, among Financial Holdings, Holdings, LPL Financial, NestWise and Ms. Stearns (the “Employment Agreement”).
The Separation Agreement:

•	terminates the Employment Agreement, except with regard to certain surviving covenants, and provides a mutual release of claims;

•	terminates all unvested equity-based awards previously granted to Ms. Stearns, including the performance-based awards made in January 2013;

•
provides, upon a Disposition (as defined in the Separation Agreement) occurring prior to March 13, 2015, for payment to Ms. Stearns of three percent of the Sale Proceeds (as defined in the Separation Agreement), payable in the form of consideration received in such Disposition; and

•	does not provide severance benefits to Ms. Stearns.
The foregoing summary of the Separation Agreement is qualified in its entirety by the copy of such agreement filed as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

99.1	Separation agreement, dated September 13, 2013, by and among LPL Financial Holdings Inc., LPL Holdings, Inc., LPL Financial LLC, NestWise LLC and Esther Stearns.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Dan H. Arnold
Dan H. Arnold
Chief Financial Officer

Dated: September 13, 2013